Exhibit 10.33
Recommendations:
It is recommended that effective January 1, 2002, the Marathon Ashland Petroleum LLC Deferred Compensation Plan, the Speedway SuperAmerica LLC Deferred Compensation Plan, the MAP Excess Benefit Plan, and the SSA Excess Benefit Plan all be amended to permit reassigned employees from MAP or SSA to the Pilot Travel Center LLC to continue to maintain their accounts in these plans with no distribution required or permitted solely due to the reassignment to Pilot.

Reviewed:

Law	Date

Tax	Date

Approved:

/s/ R.P. Nichols

R. P. Nichols	Date
Vice President Human Resources